UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

ZAPATA COMPUTING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Federal Street, Floor 20

Boston, MA 02110

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (844) 492-7282

Andretti Acquisition Corp.

7615 Zionsville Road

Indianapolis, Indiana 46268

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZPTA	The Nasdaq Stock Market LLC
Public warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	ZPTAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Overview

On February 13, 2024, Andretti Acquisition Corp. (the “SPAC”) held an extraordinary general meeting of its shareholders (the “Shareholder Meeting”), at which the SPAC shareholders considered and adopted, among other matters, a proposal to approve the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement (the “Business Combination Agreement”), by and among the SPAC, Tigre Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of the SPAC (“Merger Sub”), and Zapata Computing, Inc., a Delaware Corporation (“Zapata”).

On March 28, 2024, as previously disclosed and as contemplated by the Business Combination Agreement and described in the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2024 (the “Proxy Statement/Prospectus”) in the section titled “Proposal No. 1—The Domestication Proposal” beginning on page 122 of the Proxy Statement/Prospectus, the SPAC filed an application for deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which the SPAC was domesticated and continues as a Delaware corporation (the “Domestication”), changing its name to “Zapata Computing Holdings Inc.” (the “Surviving Company”).

On March 28, 2024 (the “Closing Date”), the Business Combination was consummated (the “Closing”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into Zapata, with Zapata surviving the merger as a wholly owned subsidiary of the Surviving Company (the “Merger”).

In connection with the Shareholder Meeting and the Merger, holders of shares of SPAC Class A ordinary shares, par value $0.0001 per share (the “SPAC Class A Common Stock”) had the right to elect to redeem all or a portion of their SPAC Class A Common Stock for cash at a redemption price as calculated in accordance with the SPAC’s organizational documents. At the Closing Date, holders of 6,048,595 shares of SPAC Class A Common Stock had validly elected to redeem their SPAC Class A Common Stock for a pro rata portion of the SPAC’s trust account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the SPAC’s initial public offering and the sale of private placement warrants (the “Trust Account”), or approximately $10.99 per share and $66,450,985 the aggregate.

Certain terms used in this Current Report on Form 8-K have the meaning as set forth in the Proxy Statement/Prospectus.

Business Combination Agreement

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) holders of shares of Zapata Common Stock and Zapata Preferred Stock received an aggregate of 17,696,425 shares of New Company Common Stock, and holders of (ii) Zapata Options (as defined below) received options to purchase an aggregate of 3,016,409 shares of New Company Common Stock.

At the Effective Time:

•

each share of Zapata’s preferred stock, par value $0.0001 per share (the “Zapata Preferred Stock”) was converted into newly issued shares of shares of the Surviving Company’s common stock, par value $0.0001 per share (“New Company Common Stock”), deemed to have a value of $10.00 per share, equal to the Per Share Preferred Stock Consideration (as defined in the Business Combination Agreement);

•

each share of Zapata’s common stock, par value $0.0001 per share (the “Zapata Common Stock”) was converted into newly issued shares of New Company Common Stock equal to the Per Share Common Stock Consideration (as defined in the Business Combination Agreement);

•	no shares of Zapata Common Stock or Zapata Preferred Stock were held in the treasury of Zapata, so no such shares were cancelled;

•

each share of Merger Sub’s common stock, par value $0.01 per share issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued fully paid and non-assessable share of common stock, par value $0.0001 per share, of Zapata; and

•

each vested or unvested option to purchase shares of Zapata Common Stock, whether or not exercisable and whether or not vested (each, a “Zapata Option”) that was outstanding immediately prior to the Effective Time was automatically converted into an option to purchase, on the same terms and conditions as were applicable to such Zapata Options immediately prior to the Effective Time, including applicable vesting conditions, the number of shares of New Company Common Stock (rounded down to the nearest whole number) determined by multiplying the Zapata Common Stock subject to the Zapata Option immediately prior to the Effective Time by the Per Share Common Stock Consideration and rounding the resulting number down to the nearest whole number of shares of New Company Common Stock, at an exercise price per share (rounded up to the nearest whole cent) determined by dividing (A) the per share exercise price for the shares of Zapata Common Stock subject to the Zapata Option, as in effect immediately prior to the Effective Time, by (B) the Per Share Common Stock Consideration.

Each of the “Per Share Preferred Stock Consideration” and the “Per Share Common Stock Consideration,” calculated in accordance with the Business Combination Agreement, was determined by multiplying each share of Zapata Preferred Stock, Zapata Common Stock, or share of Zapata Common Stock underlying a Zapata Option, as the case may be, by 0.9141.

A description of the Merger and the terms of the Business Combination Agreement are included in Proxy Statement/Prospectus. The foregoing description is a summary only and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Conversion and Exchange of Senior Secured Notes

In connection with the Merger and in accordance with the terms set forth in the Senior Secured Note Purchase Agreement, dated December 15, 2023, between Zapata and the persons party thereto (the “Senior Secured Note Purchase Agreement”), and the Business Combination Agreement, the SPAC entered into exchange agreements with each holder of Senior Secured Promissory Notes of Zapata (the “Senior Secured Notes”) who so requested prior to the Closing, pursuant to which Senior Secured Notes representing outstanding aggregate principal and accrued interest of $14,660,500 were exchanged for 3,257,876 shares of New Company Common Stock at a conversion price of $4.50 per share. Following the Closing, $2,000,000 in aggregate principal amount of Senior Secured Notes remain outstanding.

The foregoing description of the Senior Secured Note Purchase Agreement is a summary only and is qualified in its entirety by the full text of the Senior Secured Note Purchase Agreement attached hereto as Exhibit 10.24, which is incorporated herein by reference.

Forward Purchase Agreement

As previously disclosed, on March 25, 2024, the SPAC and Zapata entered into a Confirmation of an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Agreement”) with Sandia Investment Management LP, acting on behalf of certain funds (collectively, “Sandia” or the “Seller”). For purposes of the Forward Purchase Agreement, the SPAC is referred to as the “Counterparty” prior to the consummation of the Merger, while the Surviving Company is referred to as the “Counterparty” after the consummation of the Merger.

Pursuant to the terms of the Forward Purchase Agreement, Sandia purchased, concurrently with the Closing, 500,000 shares of New Company Common Stock at a purchase price of $10.99 per share, and, prior to the Closing, purchased 1,000,000 shares of SPAC Class A Common Stock from third parties through a broker in the open market (“Recycled Shares”), which represents the maximum number of shares subject to purchase under the Forward Purchase Agreement, subject to adjustment as described below (the “Maximum Number of Shares”). Under the Forward Purchase Agreement, Sandia is not be required to purchase an amount of New Company Common

Stock such that, following such purchase, Sandia’s ownership would exceed 9.9% of the total number of shares of New Company Common Stock outstanding immediately after giving effect to such purchase, unless Sandia, at its sole discretion, waives such 9.9% ownership limitation. The number of shares subject to the Forward Purchase Agreement (the “Number of Shares”) is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

In connection with Sandia’s purchases described above, the Counterparty paid Sandia an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in a pricing date notice to be delivered to the Counterparty and (ii) the redemption price per share as defined in Article 51.5 of the SPAC’s Amended and Restated Articles of Association, effective as of January 12, 2022, as amended on July 14, 2023 (the “Articles of Association,” and such redemption price, the “Initial Price”). In the case of the Recycled Shares, the Prepayment Amount was paid with proceeds from the Trust Account at the Closing. The Prepayment Amount for Additional Shares (as defined below) was netted against the proceeds that Sandia was to pay for the purchase of Additional Shares pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement (as defined below), with Sandia being able to reduce the purchase price for the Additional Shares by the Prepayment Amount.

As of the Closing, the reset price (the “Reset Price”) is $10.00 per share and will be subject to reset on a monthly basis (each a “Reset Date”), with the first such Reset Date occurring 180 days after the closing date of the Merger to be greater of (a) $4.50 and (b) the 30-day volume weighted average price of shares of New Company Common Stock (for any scheduled trading day, the “VWAP Price”) immediately preceding such Reset Date. Except as described below, the Reset Price will be reduced immediately to any lower price at which the Counterparty closes any agreement to sell or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition of) any shares of New Company Common Stock or securities of the Counterparty or any of its subsidiaries convertible, exercisable or exchangeable into, or otherwise entitles the holder thereof to receive, shares of New Company Common Stock or other securities (a “Dilutive Offering” and, such price reset, a “Dilutive Offering Reset”). However, certain transactions do not constitute Dilutive Offerings, including, among other things, grants or issuances under the Counterparty’s equity compensation plans, shares issued upon conversion of Senior Secured Notes pursuant to the Senior Secured Note Agreement, shares issued in connection with the Merger, securities issued in connection with costs and expenses incurred in connection with the Merger, securities issued, at a price no less than the lesser of $10.00 and the VWAP Price for any consecutive 10 trading days (provided that such VWAP Price shall be no lower than $7.50, and if it is, then $7.50), prior to or no more than 60 days following the consummation of the Merger, any securities issued in connection with the FPA Funding Amount PIPE Subscription Agreement, and any drawdown on the Purchase Agreement, dated as of December 19, 2023, by and among the SPAC, Zapata and Lincoln Park Capital Fund, LLC (the “Purchase Agreement”), occurring during the 180 days after the effectiveness of the registration statement registering shares of New Company Common Stock to be issued pursuant to such Purchase Agreement.

In the event of a Dilutive Offering Reset, the Maximum Number of Shares will be increased to an amount equal to the quotient of (i) 1,500,000 divided by (ii) the quotient of (a) the price of such Dilutive Offering divided by (b) $10.00. In such event, Sandia has the right to purchase more Additional Shares, up to the Maximum Number of Shares, for which we will be required to provide a cash prepayment to Sandia netted against the purchase price for such shares, and such Additional Shares will be subject to the terms of the Forward Purchase Agreement.

From time to time and on any date following the Merger (any such date, an “OET Date”), Sandia may, in its absolute discretion, terminate the Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”), no later than the next Payment Date following the OET Date, which OET Notice shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Sandia, and Sandia shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the second anniversary of the closing date of the Merger, (b) the date specified by Sandia in a written notice to be delivered to the Counterparty at Sandia’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event, and (c) 90 days after delivery by the Counterparty of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period (the “Measurement Period”) that occurs at least six months after the closing date of the Merger, the

VWAP Price is less than the then applicable Reset Price, provided that a Registration Statement was effective and available for the entire Measurement Period and remains continuously effective and available during the entire 90 day notice period (the “Valuation Date”).

On the Cash Settlement Payment Date, which is the tenth business day following the last day of the Valuation Period commencing on the Valuation Date, Sandia will pay the Counterparty a cash amount equal to (A) the Number of Shares as of the Valuation Date less the number of Unregistered Shares, as defined in the Forward Purchase Agreement, multiplied by (B) the volume-weighted daily VWAP Price over the Valuation Period (the “Settlement Amount”); provided, that if the amount of the Settlement Amount Adjustment (as defined below) payable by Counterparty to Sandia is less than the Settlement Amount, then the Settlement Amount Adjustment will be automatically netted from the Settlement Amount and any remaining amount paid in cash. The Counterparty will pay to Sandia on the Cash Settlement Payment Date an amount (the “Settlement Amount Adjustment”) equal to (1) the Number of Shares as of the Valuation Date multiplied by $2.00 per share if the amount is to be paid in cash, or (2) if the Settlement Amount Adjustment exceeds the Settlement Amount, the Counterparty may at its election pay the Settlement Amount Adjustment to Sandia in shares of New Company Common Stock, in an amount equal to the product of the Number of Shares as of the Valuation Date multiplied by $2.25; provided, that in certain circumstances as described in the Forward Purchase Agreement, including if a Delisting Event occurs during the Valuation Period, the Settlement Amount Adjustment must be paid in cash.

Sandia waived its redemption rights under the Articles of Association with respect to the Recycled Shares, that would require redemption by the SPAC in connection with the Merger. Such waiver had the effect of reducing the number of shares of SPAC Class A Common Stock redeemed in connection with the Merger, and such reduction could alter the perception of the strength of the Merger. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Merger, including Rule 14e-5 under the Securities Exchange Act of 1934, as amended.

The foregoing summary of the Forward Purchase Agreement is qualified in its entirety by reference to the text of the form of Forward Purchase Agreement, which is filed as Exhibit 10.28 hereto and is incorporated herein by reference.

FPA Funding Amount PIPE Subscription Agreement

In connection with the entry into the Forward Purchase Agreement, on March 25, 2024, the SPAC entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with Sandia. Pursuant to the FPA Funding Amount PIPE Subscription Agreement, Sandia purchased, and the Counterparty issued and sold to Sandia, on the closing date of the Merger, an aggregate of 500,000 shares of New Company Common Stock (the “Additional Shares”), which Additional Shares shall be subject to the Forward Purchase Agreement.

The foregoing summary of the FPA Funding Amount PIPE Subscription Agreement is qualified in its entirety by reference to the text of the form of FPA Funding Amount PIPE Subscription Agreement, which is filed as Exhibit 10.29 hereto and is incorporated herein by reference.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the SPAC, the Sponsor, and certain key equityholders of the Sponsor entered into a certain Sponsor Support Agreement, which amended and restated in its entirety that certain letter, dated January 12, 2022, by and among such parties (the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, those certain equityholders who are parties thereto agreed to: (a) vote all shares of the SPAC Common Stock beneficially owned by them (including any additional shares of SPAC Common Stock over which they acquire ownership or the power to vote) in favor of the Merger and all other transactions contemplated by the Business Combination Agreement; (b) the continued lock-up of the founder shares held by such persons for the earlier of (i) one (1) year or (ii) the date on which the post-Closing share price equals or exceeds $12.00 for 20 trading days in a 30-trading day period commencing at least one hundred and 150 days after the Closing (or in the event of a liquidation, merger or other similar event); and (c) the continued lock-up of the private placement warrants until 30 days following Closing.

Additionally, the Sponsor Support Agreement provides that the Sponsor Shares are subject to certain vesting and forfeiture conditions based on: a) the total dollar amount of cash or cash equivalents available in the Trust Account after any redemptions plus (b) the total amount of financing raised by both the SPAC and Zapata (including any bridge financing raised by Zapata prior to the Closing Date) to be consummated prior to the consummation of the Merger (all such amounts, the “Closing Available Cash”). In accordance with the terms of the Sponsor Support Agreement, 1,129,630 shares of New Company Common Stock held by the Sponsors are subject to vesting. Any Sponsor Shares subject to vesting will become vested if: (a) within three (3) years of Closing, the closing price of the New Company Common Stock on the exchange or other market where the New Company Common Stock is then traded equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period; (b) or if there is a change of control of the Surviving Company. If neither of these events occur within three years of Closing, then the unvested Sponsor Shares will be forfeited.

The foregoing description of the Sponsor Support Agreement is a summary only and is qualified in its entirety by the full text of the Sponsor Support Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Lock-Up Agreements and Bylaws

Concurrently with the execution of the Business Combination Agreement, the SPAC and certain Zapata stockholders entered into Lock-Up Agreements, which became effective upon the consummation of the Merger. Additionally, the bylaws of the Surviving Company include lock-up restrictions on the same terms as the restrictions provided in the Zapata Common Stock Lock-Up Agreement, as described below.

Holders of Zapata Common Stock party to a Lock-Up Agreement (such agreement, a “Zapata Common Stock Lock-Up Agreement”) have agreed that they will not, during the period beginning as of the Effective Time and ending on the date that is the earliest of (i) one year after Closing, (ii) the date on which the closing price of the shares of New Company Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period commencing at least 150 days after Closing and (iii) the consummation after the Effective Time of a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of New Company Common Stock for cash, securities or other property, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of New Company Common Stock, or any options or warrants to purchase any shares of New Company Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of New Company Common Stock, or any interest in any of the foregoing, whether owned, directly or beneficially, at the time of entry into such Zapata Common Stock Lock-Up Agreement or thereafter acquired (in each case, subject to certain exceptions set forth in the Zapata Common Stock Lock-Up Agreements).

Holders of Zapata Preferred Stock party to a Lock-Up Agreement (such agreement, a “Zapata Preferred Stock Lock-Up Agreement”) have agreed that they will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of New Company Common Stock, or any options or warrants to purchase any shares of New Company Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of New Company Common Stock, or any interest in any of the foregoing, whether owned, directly or beneficially, at the time of entry into the Zapata Preferred Stock Lock-Up Agreements or thereafter acquired (in each case, subject to certain exceptions set forth in the Zapata Preferred Stock Lock-Up Agreements) during the period beginning as of the effective time of the Merger and ending on the date that is the earliest of (i) six months after Closing, (ii) the date on which the closing price of the shares of New Company Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period commencing at least 90 days after Closing, (iii) the consummation after the Effective Time of a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the SPAC’s stockholders having the right to exchange their shares of New Company Common Stock for cash, securities or other property and (iv) if after the Effective Time a third party makes a tender offer or similar transaction to all of the Company’s stockholders to acquire at least 50.1% (which minimum condition shall be non-waivable) of the outstanding shares of New Company Common Stock for cash, securities or other property, the last day on which shares of New Company Common Stock may be tendered or otherwise committed in connection with such third party tender offer (provided that, in the case of this clause (iv), (x) the lock-up period shall expire only for the purpose of tendering or otherwise committing shares of New Company Common Stock in the third party tender itself and not otherwise transacting in such shares outside the third party tender offer and (y) if such third party tender is not completed, the lock-up period shall be revived and continue in accordance with its terms).

The Zapata Preferred Stock Lock-Up Agreement also provides that, during the lock-up period, the holders of Zapata Preferred Stock may sell through a registered broker-dealer selected by the SPAC up to 100% of the New Company Common Stock acquired by such holders of Zapata Preferred Stock at the Closing, subject to the following limitations: (i) no more than 50% of such holder of Zapata Preferred Stock’s New Company Common Stock may be transferred in each three-month period following the Closing and (ii) a daily trading limit equal to such holder of Zapata Preferred Stock’s pro rata share of 50% of the volume of SPAC Common Stock that has traded on the exchange or other market where the New Company Common Stock is then traded on that day. The Zapata Preferred Stock Lock-Up Agreement further contains provisions providing that if the SPAC waives, terminates or otherwise shortens the lock-up period of any other stockholder of the SPAC subject to a lock-up (including Sponsor under the Sponsor Support Agreement or the lock-up restrictions contained in the bylaws of the SPAC adopted at the time of the Domestication), the holders of Zapata Preferred Stock are entitled to a pro rata adjustment to their applicable lock-up periods.

The foregoing description of the Lock-Up Agreements is a summary only and is qualified in its entirety by the full text of the Lock-Up Agreements attached hereto as Exhibits 10.2 and 10.3, which are incorporated herein by reference.

Simultaneously with the Closing, the Surviving Company released from lock-up restrictions an aggregate of 2.3 million shares of New Company Common Stock held by stockholders subject to the Zapata Preferred Stock Lock-Up Agreement on a pro rata basis.

Item 1.01.	Entry into a Material Definitive Agreement

Indemnification Agreements

On the Closing Date, the Surviving Company entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Surviving Company to indemnify its directors and officers for certain reasonable expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Surviving Company’s directors or officers or any other company or enterprise to which the person provides services at the Surviving Company’s request.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.16 and incorporated herein by reference.

Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan

On March 28, 2024, the Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan (the “2024 Plan”) became effective. At the Shareholder Meeting, the SPAC shareholders approved the 2024 Plan. The 2024 Plan allows the Surviving Company to make equity and equity-based incentive awards to officers, employees, directors, and consultants. The 2024 Plan will be administered by the Board of Directors of the Surviving Company (the “Board”), the compensation committee of the Board (the “Compensation Committee”), or such other similar committee pursuant to the terms of the 2024 Plan. The plan administrator, which initially is the Compensation Committee, has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make a combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2024 Plan. Persons eligible to participate in the 2024 Plan are the officers, employees, directors, and consultants of the Surviving Company and its affiliates as selected from time to time by the plan administrator at its discretion. As of March 28, 2024, 66 individuals would be eligible to participate in the 2024 Plan, which includes 6 non-employee directors, 3 executive officers, 49 employees who are not executive officers, and 8 consultants.

A total of 3,491,146 shares of New Company Common Stock are initially reserved for issuance under the 2024 Plan. The 2024 Plan provides that the number of shares of New Company Common Stock reserved and available for issuance under the 2024 Plan will automatically increase each January 1, beginning on January 1, 2025 and each January 1 thereafter, by 5% of the outstanding number of shares of New Company Common Stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. No awards may be granted under the 2024 Plan after March 28, 2034, and awards of incentive stock options may not be granted after August 21, 2033.

A more complete summary of the terms of the 2024 Plan is set forth beginning on page 196 of the Proxy Statement/Prospectus in the section titled “Proposal No. 5-The Equity Incentive Plan Proposal.” That summary and the foregoing description of the 2024 Plan are qualified in their entirety by reference to the text of the 2024 Plan, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Zapata Computing Holdings Inc. 2024 Employee Stock Purchase Plan

On March 28, 2024, the Zapata Computing Holdings Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”) became effective. At the Shareholder Meeting, the SPAC shareholders approved the 2024 ESPP. The 2024 ESPP is initially administered by the Compensation Committee. The Compensation Committee has the authority to make, administer, and interpret such rules and regulations regarding the 2024 ESPP as it deems advisable. The 2024 ESPP is intended to comply with Section 423 of the Internal Revenue Code. A participant in the 2024 ESPP generally recognizes no taxable income either as a result of participation in the 2024 ESPP or upon exercise of an option to purchase shares of New Company Common Stock under the terms of the 2024 ESPP. Any employee of the Surviving Company is eligible to participate in the 2024 ESPP so long as the employee is customarily employed for at least 20 hours a week and more than five months in a calendar year.

A total of 581,858 shares of New Company Common Stock are initially reserved and authorized for issuance under the 2024 ESPP. The 2024 ESPP provides that the number of shares of New Company Common Stock reserved and available for issuance under the 2024 ESPP will automatically increase each January 1, beginning on January 1, 2025, by the least of 581,858 shares of New Company Common Stock, 1% of the outstanding number of shares of New Company Common Stock on the immediately preceding December 31, or such lesser amount as determined by the Compensation Committee, as plan administrator.

A more complete summary of the terms of the 2024 ESPP is set forth beginning on page 203 of the Proxy Statement/Prospectus in the section titled “Proposal No. 6-The Employee Stock Purchase Plan Proposal.” That summary and the foregoing description of the 2024 ESPP, are qualified in their entirety by reference to the text of the 2024 ESPP, which is filed as Exhibit 10.9 hereto and incorporated herein by reference.

Reference is made to the information set forth below in Item 2.01 of this Report under the heading “Business,” which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K. The material provisions of the Business Combination Agreement are described in the Final Proxy Statement/Prospectus in the section titled “Proposal No. 3 — The Merger Proposal — The Business Combination Agreement,” which description is incorporated herein by reference.

As previously reported in the Current Report on Form 8-K filed with the Commission on February 13, 2024, the SPAC held the Shareholder Meeting on February 13, 2024. At the Shareholder Meeting, the SPAC shareholders considered and adopted, among other matters, the Business Combination Agreement, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the Proxy Statement/Prospectus. In connection with the Merger, holders of 6,048,595 shares of the SPAC Class A Common Stock exercised their right to redeem those shares at a price of approximately $10.99 per share. The redemption price of $$66,450,985 for holders of shares of SPAC Class A Common Stock electing redemption was paid out of the SPAC’s trust account.

On the Closing Date, the following transactions (collectively, the “Transactions”) were completed:

•	the SPAC completed the Domestication, as a result of, and upon the effective time of which,

•

all of the 5,750,000 outstanding shares of SPAC Class B ordinary shares, par value $0.0001 per share, held by the Sponsors (as defined below) and key stockholders of the Sponsors, automatically converted into an aggregate of 5,750,000 shares of New Company Common Stock;

•

all of the remaining outstanding SPAC units were separated, pursuant to their terms, into one share of SPAC Class A Common Stock and one half of one redeemable warrant (and the SPAC’s units ceased trading on the New York Stock Exchange);

•

13,550,000 warrants to purchase 13,550,000 shares of the SPAC Class A Common Stock, each exercisable beginning on April 27, 2024 at a price of $11.50 per share, issued in connection with the SPAC initial public offering and held by the Sponsor, were converted into 13,550,000 warrants to purchase 13,550,000 shares of New Company Common Stock on the same terms as the original warrants (the “Private Warrants”);

•

11,500,000 warrants to purchase 11,500,000 shares of the SPAC Class A Common Stock, each exercisable beginning on April 27, 2024 at a price of $11.50 per share, issued in connection with the SPAC initial public offering, were converted into 11,469,904 warrants to purchase 11,469,904 shares of New Company Common Stock on the same terms as the original warrants (the “Public Warrants”);

•	each of the then issued and outstanding shares of SPAC Class A Common Stock automatically converted, on a one-for-one basis, into a share of New Company Common Stock; and

•	each then issued and outstanding redeemable warrant of the SPAC automatically converted into a redeemable warrant to acquire one share of New Company Common Stock.

•	Merger Sub merged with and into Zapata, with Zapata surviving as a wholly owned subsidiary of the Surviving Company;

•

each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into an equal number of shares of Zapata Common Stock (as defined below), which shares constitute the only outstanding shares of capital stock of Zapata and are held by the Surviving Company;

•

Andretti Sponsor LLC (the “Sponsor”) and Sol Verano Blocker 1 LLC (the “Sponsor Co-Investor” and together with the Sponsor, the “Sponsors”) transferred an aggregate of 875,000 shares of New Company Common Stock to certain investors who executed non-redemption agreements in connection with a special meeting in July 2023 to approve the extension of time for the SPAC to complete a business combination;

•

all issued and outstanding shares of Zapata Preferred Stock (as defined below) (other than shares owned by Zapata as treasury stock) were converted into an aggregate of 12,885,006 shares of New Company Common Stock;

•	all issued and outstanding shares of Zapata Common Stock (other than shares owned by Zapata as treasury stock) were converted into an aggregate of 4,811,419 shares of New Company Common Stock;

•	all shares of Zapata’s capital stock held in treasury were canceled without any conversion thereof;

•	all of the outstanding Zapata Options were assumed by the Surviving Company and converted into options to acquire an aggregate of 3,016,409 shares of New Company Common Stock;

•	the Surviving Company issued an aggregate of 3,257,876 shares of New Company Common Stock to holders of Senior Secured Notes;

•	the Surviving Company issued 500,000 shares of New Company Common Stock to Sandia pursuant to the Forward Purchase Agreement and Subscription Agreement; and

•	the Surviving Company issued an aggregate of 42,372 to third parties in exchange for services provided in connection with the Merger.

As of the Closing Date and following the completion of the Merger, the Surviving Company had the following outstanding securities:

•	29,092,879 shares of New Company Common Stock;

•	11,469,904 Public Warrants; and

•	13,550,000 Private Warrants.

On April 1, 2024, the Surviving Company Common Stock and the Public Warrants were listed on the Nasdaq Global Market and the Nasdaq Capital Market, respectively, under the new trading symbols “ZPTA” and “ZPTAW”, respectively. As of the Closing Date and after giving effect to the Transactions and the redemptions, the Surviving Company’s directors and executive officers and affiliated entities beneficially owned approximately 9.5% of the outstanding shares of New Company Common Stock, and the Sponsors beneficially owned approximately 49.1% of the outstanding shares of New Company Common Stock.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Surviving Company was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration on Form 10. As a result of the consummation of the Merger, the Surviving Company ceased to be a shell company. Accordingly, the Surviving Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the Surviving Company as a post-Merger company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

On the Closing Date and after the consummation of the Merger, the Surviving Company became a holding company whose only assets consist of equity interests in Zapata.

Forward-Looking Statements

This Current Report on Form 8-K, and some of the information incorporated by reference, includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of the Surviving Company. In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “suggests,” “projects,” “forecasts,” “seeks,” “plans,” “possible,” “potential,” “aims,” “intends,” “believes,” “seeks,” “may,” “might,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These statements are based on the beliefs and assumptions of the management of the Surviving Company. Although the Surviving Company believes that their respective plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions, or expectations. You should not put undue reliance on these statements which speak only as of the date hereof. Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about:

•	our ability to realize the benefits expected from the Merger;

•	the projected financial information, growth rate and market opportunity of the Surviving Company;

•	the anticipated continued interest and growth of the generative AI industry;

•	the ability to maintain the listing of shares of New Company Common Stock on the Nasdaq Stock Market, and the potential liquidity and trading of such securities;

•	the Surviving Company’s ability to grow and manage growth profitably;

•

the Surviving Company’s ability to build and maintain relationships with new customers and partners, maintain its existing relationships with customers and partners, and compete with existing and new competitors in existing and new markets and offerings;

•	risks that Zapata’s IP will not provide the desired competitive advantage;

•	various conflicts of interest that could arise among the Surviving Company, its affiliates, investors and partner managers;

•	the Surviving Company’s ability to raise financing in the future, or to raise money without substantially diluting the New Company Common Stock;

•	the Surviving Company’s restrictions on incurring additional indebtedness while the Senior Secured Notes are outstanding;

•	the Surviving Company’s success in retaining or recruiting, or adapting to changes in, the Surviving Company’s officers, key employees or directors;

•

the Surviving Company’s ability to retain existing employees and attract and retain new employees with sufficient expertise in algorithm development, product development, software engineering and support services;

•	intense competition and competitive pressures from other companies in the industry in which the Surviving Company will operate;

•	factors relating to the business, operations and financial performance of the Surviving Company, including market conditions and global and economic factors beyond the Surviving Company’s control;

•	deferred costs related to the Merger;

•	the Surviving Company’s ability to achieve or maintain profitability;

•	the sufficiency of the Surviving Company’s cash, cash equivalents and investments to meet its liquidity needs;

•	the effect of legal, tax and regulatory changes;

•	the Surviving Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	the Surviving Company’s financial performance;

•	a decline in the price of our securities if we fail to meet the expectations of investors or securities analysts;

•	our ability to improve our operational, financial and management controls;

•	the risk that our reporting and compliance obligations as a publicly-traded company disrupts our current plans and operations;

•	increases costs associated with operating as a public company;

•	our ability to build, maintain and enhance awareness of our brand;

•	the performance of our products and services;

•	unanticipated technological or project development challenges, including with respect to the cost and or timing thereof;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act; and

•	other factors detailed in the Proxy Statement/Prospectus under the section entitled “Risk Factors,” which is incorporated herein by reference.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference are more fully described under the heading “Risk Factors” in the Proxy Statement/Prospectus. The risks described under the heading “Risk Factors” are not exhaustive. New risk factors emerge from time to time. It is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on the business of the Surviving Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Surviving Company or to persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Business

The business of the SPAC prior to the Merger is described in the Proxy Statement/Prospectus in the section titled “Information about the SPAC,” beginning on page 248, which is incorporated herein by reference.

The business of Zapata prior to the Merger is described in the Proxy Statement/Prospectus in the section titled “Business of Zapata,” beginning on page 264, which is incorporated herein by reference.

Additional Agreements with Andretti Global

On March 28, 2024, the Surviving Company signed a new Order Form under the Enterprise Solution Subscription Agreement, pursuant to which Andretti Autosport Holding Company, LLC (“Andretti Global”), an affiliate of the Sponsor, agreed to pay the Surviving Company $1.0 million in three installments, with the final payment in December 2024, subject to the Company’s payment of the sponsorship fee to Andretti Autosport 1, LLC described below.

On March 28, 2024, the Surviving Company also entered into an additional Sponsorship Agreement with Andretti Autosport 1, LLC, an affiliate of the Sponsor (the “Additional Andretti Sponsorship Agreement”), pursuant to which Andretti Autosport 1, LLC has granted Zapata the right to specified sponsorship designations, brand integration and appearances through December 31, 2024, coterminous with the Enterprise Solution Subscription Agreement, for which the Surviving Company will pay Andretti Autosport 1, LLC an aggregate of $1.0 million in three installments, with the final payment in November 2024.

Available Information

The Surviving Company’s Internet site is https://zapata.ai/. The Surviving Company will routinely make available important information, including copies of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after those reports are electronically filed with, or furnished to, the SEC, free of charge on its website at https://zapata.ai/. The Surviving Company recognizes that its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its disclosure obligations under SEC Regulation FD. Information contained on its website shall not be deemed incorporated into, or to be part of this Current Report on Form 8-K, and any website references are not intended to be made through active hyperlinks.

The Surviving Company’s reports filed with, or furnished to, the SEC are also available on the SEC’s website at www.sec.gov, and for Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, in an Inline Extensible Business Reporting Language (“iXBRL”) format. iXBRL is an electronic coding language used to create interactive financial statement data over the Internet.

Risk Factors

The risk factors related to the Surviving Company’s business and operations are set forth in the Prospectus Supplement/Proxy in the section titled “Risk Factors” beginning on page 55, which is incorporated herein by reference.

Properties

The properties of the Surviving Company are described in the Proxy Statement/Prospectus in the sections titled “Information about the SPAC—Facilities” beginning on page 253 and “Business of Zapata—Facilities,” on page 277, which are incorporated herein by reference.

Financial Information

The information set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Zapata is incorporated herein by reference.

The audited consolidated financial statements of Zapata as of and for the years ended December 31, 2023 and 2022 and the related notes thereto are filed herewith as Exhibit 99.1 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information as of December 31, 2023 and for the year then ended is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The SPAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operation

Management’s discussion and analysis of the financial condition and results of operation of the SPAC for the years ended December 31, 2023 and 2022 is included in the Annual Report on Form 10-K of the SPAC filed with the SEC on March 25, 2024, and is incorporated herein by reference.

Reference is made to the disclosure contained in Exhibit 99.3 hereto entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” relating to the years ended December 31, 2023 and 2022, which is incorporated herein by reference.

Zapata’s Management’s Discussion and Analysis of Financial Condition and Results of Operation

Management’s discussion and analysis of the financial condition and results of operation of Zapata for the years ended December 31, 2023 and 2022 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Qualitative and Quantitative Disclosures about Market Risk

As a “smaller reporting company,” the Surviving Company is not required to provide this information.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the New Company Common Stock following consummation of the Merger by:

•	each person known by the Surviving Company to be the beneficial owner of more than 5% of shares of New Company Common Stock immediately following the consummation of the Merger;

•	each of the Surviving Company’s executive officers and directors; and

•	all of the Surviving Company’s executive officers and directors as a group after the consummation of the Merger.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. Unless otherwise indicated, the Surviving Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of the shares of New Company Common Stock is based on 29,092,879 shares of New Company Common Stock issued and outstanding as of the Closing Date.

Name of Beneficial Owner(1)	Number of Shares	Percent
Directors and Named Executive Officers of Surviving Company:
Christopher Savoie(2)	1,485,106	5.0%
Mimi Flanagan(3)	135,258	*
Yudong Cao(4)	788,959	2.7%
William M. Brown(5)	34,744	*
Clark Golestani(6)	169,846	*
Jeffrey Huber(7)	68,558	*
Dana Jones(8)	68,558	*
William Klitgaard	126,348	*

Name of Beneficial Owner(1)	Number of Shares	Percent
Raj Ratnakar	—	*
All officers and directors as a group (9 individuals)(9)	2,877,377	9.5%

Five Percent Holders
Comcast Ventures, LP(10)	2,527,327	8.7%
Prelude Fund, LP and affiliates(11)	2,317,219	8.0%
Andretti Sponsor LLC(12)	13,636,863	34.8%
SOL Verano Blocker 1, LLC(13)	4,658,137	14.3%
First Trust Merger Arbitrage Fund(14)	1,980,000	6.8%
Sandia Investment Management LP(15)	2,230,090	7.7%

*	Indicates beneficial ownership less than 1%.
(1)

Unless otherwise noted, the business address of each of the directors and executive officers of the Surviving Company is c/o Zapata Computing Holdings Inc., 100 Federal Street, Floor 20, Boston, MA 02110

(2)

Consists of (i) 687,026 shares of New Company Common Stock, (ii) 109,694 shares of New Company Common Stock held by Amy Savoie, Dr. Savoie’s spouse, and (iii) options to purchase 688,386 shares of New Company Common Stock as if such options had vested or would vest within 60 days of March 28, 2024.

(3)

Consists of (i) 13,140 shares of New Company Common Stock and (ii) options to purchase 122,118 shares of New Company Common Stock as if such options had vested or would vest within 60 days of March 28, 2024.

(4)

Consists of (i) 626,551 shares of New Company Common Stock and (ii) options to purchase 162,408 shares of New Company Common Stock as if such options had vested or would vest within 60 days of March 28, 2024.

(5)

Mr. William M. Brown is a member of the Sponsor and shares voting and investment discretion with respect to the shares of New Company Common Stock held of record by Andretti Sponsor LLC. Mr. Brown disclaims any beneficial ownership of the securities held by Andretti Sponsor LLC, other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(6)

Consists of (i) 101,288 shares of New Company Common Stock and (ii) options to purchase 68,558 shares of New Company Common Stock as if such options had vested or would vest within 60 days of March 28, 2024.

(7)	Consists of options to purchase 68,558 shares of New Company Common Stock as if such options had vested or would vest within 60 days of March 28, 2024.
(8)	Consists of options to purchase 68,558 shares of New Company Common Stock as if such options had vested or would vest within 60 days of March 28, 2024.
(9)

Consists of (i) 1,698,791 shares of New Company Common Stock and (ii) options to purchase 1,178,586 shares of New Company Common Stock as if such options had vested or would vest within 60 days of March 28, 2024.

(10)

This information is based on a Schedule 13G filed with the SEC on April 1, 2024 by Comcast Ventures, LP, Comcast Corporation, Comcast Holdings Corporation, Comcast CV GP, LLC and Comcast CV, L.P. Comcast Ventures, LP is the direct holder of 2,527,327 shares of the Issuer’s Common Stock. Comcast CV GP, LLC is the general partner of Comcast Ventures, LP, and, together with Comcast CV, L.P., directly owns all of the interests in Comcast Ventures, LP. Comcast CV GP, LLC is also the general partner of Comcast CV, L.P., and together with Comcast Holdings Corporation, directly owns all of the interests in Comcast CV, L.P. Comcast Holdings Corporation directly owns all of the membership interests in Comcast CV GP, LLC and is a direct, wholly-owned subsidiary of Comcast Corporation. The business address for all such reporting persons is One Comcast Center, 1701 John F. Kennedy Boulevard, Philadelphia, Pennsylvania 19103-2838.

(11)

Prelude Ventures LLC is the manager of Prelude Fund, LP and may be deemed to have beneficial ownership of the securities held directly by Prelude Fund, LP. Mark Cupta, Gabriel Kra and Tim Woodward are the managing directors of Prelude Ventures LLC and may be deemed to have or share beneficial ownership of the securities held directly by Prelude Fund LLC. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address for Prelude Fund, LP is One Ferry Building, Suite 300, San Francisco, CA 94111.

(12)

Includes 10,100,000 shares of New Company Common Stock issuable upon exercise of Private Warrants. Andretti Sponsor, LLC is the record holder of the shares and warrants reported herein. Each of Mr. Michael M. Andretti, Mr. William M. Brown and Mr. William J. Sandbrook are among the members of the Sponsor and share voting and investment discretion with respect to the SPAC Common Stock held of record by Andretti Sponsor LLC. In addition, each of Mr. Michael M. Andretti, Mr. William M. Brown and Mr. William J. Sandbrook may be entitled to distributions of private placement warrants from the Sponsor following the consummation of an initial business combination, including the Merger. Each of Mr. Michael M. Andretti, Mr. William M. Brown and Mr. William J. Sandbrook disclaims any beneficial ownership of the securities held by Andretti Sponsor LLC, other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Andretti Sponsor LLC is 7615 Zionsville Road, Indianapolis, Indiana 46268.

(13)

Includes 3,450,000 shares of New Company Common Stock issuable upon exercise of Private Warrants. The address for SOL Verano Blocker 1, LLC is 100 King Street West, Suite 5600, Toronto, Canada M5X 1C9.

(14)

This information is based on a Schedule 13G filed with the SEC on September 11, 2023 by First Trust Merger Arbitrage Fund (“VARBX”), First Trust Capital Management L.P. (“FTCM”), First Trust Capital Solutions L.P. (“FTCS”) and FTCS Sub GP LLC (“Sub GP”), the business address of FTCM, FTCS and Sub GP is 225 W. Wacker Drive, 21st Floor, Chicago, IL 60606. The principal business address of VARBX is 235 West Galena Street, Milwaukee, WI 53212. As of August 31, 2023, VARBX owned 980,000 shares of Class A Common Stock, while FTCM, FTCS and Sub GP collectively owned 1,000,000 shares of Class A Common Stock. The Class A Common Stock was converted into shares of New Company Common Stock in connection with the Domestication and the Merger. FTCS and Sub GP may be deemed to control FTCM and therefore may be deemed to be beneficial owners of the shares reported above. No one individual controls FTCS or Sub GP. FTCS and Sub GP do not own any shares of New Company Common Stock for their own accounts.

(15)

Based on information provided by Sandia Investment Management L.P., a Delaware limited partnership (“Sandia”). The securities reported are beneficially owned by Sandia in its capacity as investment manager to certain managed accounts. Timothy J. Sichler serves as Managing Member of the general partner of Sandia, and in such capacity may be deemed to indirectly beneficially own the securities reported. The address of the business office of each of the reporting persons is 201 Washington Street, Boston, MA 02108.

Directors and Executive Officers

The Surviving Company’s directors and executive officers after the consummation of the Merger are described in the Proxy Statement/Prospectus in the section titled “Management Following the Merger” beginning on page 308, which is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Surviving Company’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management Following the Merger—Director Independence,” on page 307, which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the independence of the Surviving Company’s directors is set forth in the Proxy Statement/Prospectus in the sections titled “Management Following the Merger—Audit Committee,” —Compensation Committee,” and —Nominating and Corporate Governance Committee,” beginning on pages 308, 309 and 310, which are incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of the SPAC before the consummation of the Merger and the named executive officers of the Surviving Company after the Merger is set forth in the Proxy Statement/Prospectus in the sections titled “Information About the SPAC—Executive Officer and Director Compensation,” beginning on page 256 and “Zapata Executive Compensation,” beginning on page 299, which is incorporated herein by reference.

Reference is made to the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the headings “Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan” and “Zapata Computing Holdings Inc. 2024 Employee Stock Purchase Plan,” which is incorporated herein by reference.

On April 1, 2024, following the recommendation of the compensation committee, Board determined that no bonuses would be paid to the named executive officers in respect of the fiscal year ended December 31, 2023 and approved the restoration of Dr. Savoie’s base salary to $300,000 from $240,000, effective immediately.

Director Compensation

The Surviving Company currently has no formal policy under which non-employee directors receive compensation for their service on the Board or its committees, but expects to adopt a non-employee director compensation policy. A description of the compensation of the directors of the SPAC before the consummation of the Merger is set forth in the Proxy Statement/Prospectus in the section titled “Information About the SPAC— Executive Officer and Director Compensation,” beginning on page 256, which is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” beginning on page 312, and such descriptions are incorporated herein by reference.

Reference is made to the information set forth above in Item 1.01 of this Report under the heading “Indemnification Agreements” and in Item 2.01 of this Report under the heading “Executive Compensation,” which are incorporated herein by reference.

Reference is made to the information set forth above in Item 2.01 of this Report under the heading “Business,” which is incorporated herein by reference.

In connection with the Merger and in accordance with the terms set forth in the Senior Secured Note Purchase Agreement and the Business Combination Agreement, the SPAC entered into exchange agreements with certain holders of Senior Secured Notes, including certain current and former executive officers and members of the Board, and beneficial holders of more than five percent of New Company Common Stock pursuant to which all of the outstanding principal and accrued interest as of March 27, 2024 was converted into shares of New Company Common Stock at a conversion price of $4.50 per share. The following table describes, with respect to each current and former executive officer and member of the Board whose notes converted, the amount of aggregate principal and interest outstanding and the number of shares issued in connection with such conversion.

Name	Relationship to Surviving Company	Amount of Note (Principal and Interest) ($)	Shares of New Company Common Stock Issued at Closing (#)
William M. Brown	Director; Former President and Chief Financial Officer	156,349.32	34,744
William E. Klitgaard	Director	568,568.92	126,348
William J. Sandbrook	Former Co-Chief Executive Officer and Chairman	1,095,159.13	243,368
Michael M. Andretti	Former Co-Chief Executive Officer and Director	1,669,153.87	370,923
Gerald D. Putnam(1)	Former Director	259,452.06	57,656
Peter C. Brown	Brother of William M. Brown.	104,233.92	23,163
Comcast Ventures LP	5% Beneficial Owner	573,994.74	127,554
Prelude Fund LP	5% Beneficial Owner	573,994.74	127,554

(1)	The Senior Secured Notes were purchased on behalf of Mr. Putnam and his wife, Sharron Putnam, through each individual’s respective investment retirement account.

Pursuant to a Deferred Payment Agreement dated as of March 28, 2024, the Surviving Company amended the terms of the outstanding unsecured promissory notes (the “Notes”) issued to the Sponsor on January 25, 2023 and to each of Michael M. Andretti, William J. Sandbrook and William M. Brown on March 27, 2023 (each a “Lender” and, together, the “Lenders”). The table below reflects the aggregate outstanding principal and interest due under the Notes at the Closing Date.

Lender	Relationship to Surviving Company	Date of Issuance (as amended)	Total Due (Principal and Interest)
Sponsor	5% Beneficial Owner	January 25, 2023	$256,756.13
Willam J. Sandbrook	Former Co-Chief Executive Officer and Chairman	May 23, 2023	$1,177,843.08
Michael M. Andretti	Former Co-Chief Executive Officer and Director	May 23, 2023	$1,177,843.08
William M. Brown	Director; Former President and Chief Financial Officer	May 23, 2023	$235,220.19

Pursuant to the amended terms, we paid $30,000 to the Sponsor and $100,000 to each Lender for aggregate payments of $330,000 at the Closing. The remaining aggregate balance of the Notes, plus accrued interest through the Closing Date, of approximately $2.5 million was deferred at the Closing and is due in monthly installments (including interest accruing from the Closing Date through the payment date) beginning thirty days following the effectiveness of the Surviving Company’s registration statement on Form S-1 registering shares of New Company Common Stock to be issued pursuant to the Purchase Agreement with Lincoln Park. The balance will be payable over a twelve month term, except for the principal balance due to the Sponsor at closing, which must be repaid (including interest accruing from the Closing Date through the payment date) prior to December 31, 2024. The Notes bear interest at a rate of 4.5% per annum.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information about the SPAC—Legal Proceedings” on page 253 and “Business of Zapata—Legal Proceedings,” on page 278, which is incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

The SPAC Units, SPAC Class A Common Stock and SPAC Public Warrants were listed on the NYSE under the symbols “the WNNR.U,” “WNNR” and “WNNR.WS,” respectively. The SPAC Units automatically separated into their component securities upon consummation of the Domestication and, as a result, no longer trade as an independent security. The New Company Common Stock and Public Warrants began trading on the Nasdaq Global Market and the Nasdaq Capital Market, respectively, under the new trading symbols “ZPTA” and “ZPTAW,” respectively, on April 1, 2024.

As of the Closing Date and following the completion of the Merger, the Surviving Company had 29,092,879 shares of New Company Common Stock issued and outstanding, held of record by 123 holders, 11,469,904 Public Warrants outstanding, held of record by 1 holder, and 13,550,000 Private Warrants outstanding, held of record by 2 holders.

Dividends

The Surviving Company has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be within the discretion of the Board and will depend on the Surviving Company’s revenues and earnings, if any, capital requirements and general financial condition. The Surviving Company’s ability to declare dividends may also be limited by certain restrictive covenants pursuant to any debt financing agreements.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Surviving Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Surviving Company’s securities is included in the Proxy Statement/Prospectus in the section titled “Description of the Surviving Company’s Securities” beginning on page 324, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Surviving Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Management Following the Merger—Limitation on Liability and Indemnification of Directors and Officers” on page 310 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities

The information set forth in “Introductory Note—Conversion of Senior Secured Notes”, “Introductory Note—Forward Purchase Agreement” and “Introductory Note— FPA Funding Amount PIPE Subscription Agreement” above is incorporated into this Item 3.02 by reference.

The Senior Secured Notes and the shares issued to noteholders upon conversion thereof by the Surviving Company on the Closing Date were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Following completion of the Merger, there remain outstanding Senior Secured Notes with an aggregate principal amount of $2,000,000, which may be converted at the option of the holder into shares of the Surviving Company at a price of $8.50 per share. Such Senior Secured Notes and the shares into which such notes may be converted have not been registered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The Additional Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

At the Closing, the Surviving Company issued an aggregate of an additional 42,372 shares of New Company Common Stock to third party vendors in exchange for services provided in connection with the Merger. Such shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in the “Introductory Note—Overview” above is incorporated into this Item 3.03 by reference.

In connection with the Domestication and immediately prior to the consummation of the Merger, the SPAC filed a certificate of incorporation with the Secretary of State of the State of Delaware. Upon the effectiveness of the Domestication, the SPAC’s memorandum and articles of association in effect immediately prior to the Domestication were replaced with the certificate of incorporation and bylaws of the Surviving Company. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “Proposal No. 1—The Domestication Proposal” “Proposal No. 2—The Charter Proposal,” “The Unbundling Precatory Proposals” and “Comparison of Corporate Governance and Shareholder Rights,” beginning on pages 122, 125, 127 and 321, respectively, which are incorporated herein by reference, and the disclosure set forth below in Item 5.03 of this Current Report on Form 8-K under the heading “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the text of the Surviving Company’s certificate of incorporation and bylaws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference. The Bylaws also contain lock-up provisions, as described in the Proxy Statement/Prospectus in the section entitled “Description of the Surviving Company’s Securities - Lock-up Restrictions” beginning on page 328, which is incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Exchange Act, the Surviving Company is the successor issuer to the SPAC and has succeeded to the attributes of the SPAC as the registrant. In addition, the shares of common stock of the Surviving Company, as the successor to the SPAC, are deemed to be registered under Section 12(b) of the Exchange Act.

Item 4.01.	Change in Registrant’s Certifying Accountant

(a)	Dismissal of independent registered public accounting firm

On March 28, 2024, the audit committee (the “Audit Committee”) of the Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Surviving Company’s independent registered public accounting firm to audit the Surviving Company’s consolidated financial statements as of and for the year ending December 31, 2024. Marcum LLP (“Marcum”) served as the independent registered public accounting firm of the SPAC prior to the Merger. Accordingly, Marcum was informed that they have been dismissed as the Surviving Company’s independent registered public accounting firm.

The reports of Marcum on the SPAC’s balance sheets as of December 31, 2023 and 2022, the statements of operations, changes in stockholders’ equity and cash flows for the fiscal years ended December 31, 2023 and 2022, and the related notes to the financial statements, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that each such report on the Company’s financial statements contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the two most recent fiscal years ended December 31, 2023 and 2022 and during the subsequent interim period through March 28, 2024, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between the Surviving Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on the SPAC’s financial statements for such period.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through March 28, 2024, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), other than the occurrence of material weaknesses in internal control over financial reporting for the quarterly periods ended March 31, 2022 and June 30, 2022 as a result of the SPAC’s disclosure controls and procedures not being effective for such quarterly periods.

The Surviving Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Surviving Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Surviving Company set forth above. A copy of Marcum’s letter, dated March 28, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Disclosures regarding the new independent auditor

As described above, on March 28, 2024, the Audit Committee approved the engagement of Deloitte as the Surviving Company’s independent registered public accounting firm to audit the Surviving Company’s consolidated financial statements as of and for the year ending December 31, 2024. Deloitte served as the independent registered public accounting firm of Zapata prior to the Merger. During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through March 28, 2024, neither the Surviving Company nor anyone acting on its behalf consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Surviving Company’s financial statements, and neither a written report nor oral advice was provided to the Surviving Company that Deloitte concluded was an important factor considered by the Surviving Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).

Item 5.01.	Changes in Control of Registrant

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 3-The Merger Proposal.” The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure and Appointment of Directors and Officers

Effective upon the Closing, and in accordance with the terms of the Business Combination Agreement, each of Zakary C. Brown, James W. Keyes, Cassandra S. Lee, Gerald D. Putnam and John J. Romanelli ceased serving as a director of the Surviving Company, and each of William J. Sandbrook, Michael M. Andretti and William M. Brown ceased serving as an executive officer of the Surviving Company.

In accordance with the terms of the Business Combination Agreement, the following persons are serving as executive officers and directors of the Surviving Company following the Closing, all of whom (other than William M. Brown, a director of the Surviving Company before the Closing) were appointed effective as of the Closing. For biographical information concerning the executive officers and directors, see the information in the section of the Proxy Statement/Prospectus titled “Management Following the Merger,” beginning on page 307, which is incorporated herein by reference.

Name	Age	Title
Christopher Savoie, Ph.D, J.D.	53	President, Chief Executive Officer and Director
Mimi Flanagan	61	Chief Financial Officer
Yudong Cao, Ph.D.	34	Chief Technology Officer
William M. Brown	59	Director
Clark Golestani(1) (2) (3)	57	Director
Dana Jones(2)	48	Director
Jeffrey Huber(1) (3)	55	Director
William Klitgaard(1)	71	Director
Raj Ratnakar(2) (3)	56	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

The information set forth in the section of the Proxy Statement/Prospectus titled “Certain Relationships and Related Party Transactions,” beginning on page 312, is incorporated herein by reference.

Compensation and Employment Arrangements

Each of Christopher Savoie, President and Chief Executive Officer of the Surviving Company, Mimi Flanagan, Chief Financial Officer of the Surviving Company, and Yudong Cao, Chief Technology Officer of the Surviving Company, has an existing employment agreement or offer letter with Zapata. Information regarding the compensation and employment arrangements of these individuals, including equity awards, is set forth in the section of the Proxy Statement/Prospectus titled “Zapata Executive Compensation,” beginning on page 299, and in the section titled “Executive Compensation” in Item 2.01 of this Report, which are incorporated herein by reference. At the Closing, the equity awards held by these individuals were assumed by the Surviving Company and became equity awards with respect to shares of New Company Common Stock, as described in Item 2.01 of this Report.

The information regarding the employment arrangements with each of Dr. Savoie, Ms. Flanagan and Dr. Cao is qualified its entirety by reference to the employment agreements and offer letters filed as Exhibits 10.13, 10.14 and 10.15, respectively, to this Report, which are incorporated herein by reference.

Information regarding the compensation of the non-employee directors of the Surviving Company, including equity awards, is set forth in the section of the Proxy Statement/Prospectus titled “Zapata Director Compensation,” beginning on page 305, which is incorporated herein by reference. At the Closing, equity awards held by Messrs. Golestani, Huber and Klitgaard and Ms. Jones were assumed by the Surviving Company and became equity awards with respect to shares of New Company Common Stock, as described in Item 2.01 of this Report.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement—Indemnification Agreements,” “ —Zapata Computing Holdings Inc. 2024 Stock Option and Incentive Plan” and “ —Zapata Computing Holdings Inc. 2024 Employee Stock Purchase Plan” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Shareholder Meeting, the SPAC stockholders considered and approved, among other things, Proposal No. 2—The Charter Proposal (the “Charter Proposal”), which is described in greater detail in the Proxy Statement/Prospectus beginning on page 125 of the Proxy Statement/Prospectus.

The Certificate of Incorporation of the Surviving Company (the “Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on March 28, 2024, includes the amendments proposed by the Charter Proposal.

On March 28, 2024, the Board approved and adopted the Bylaws of the Surviving Company (the “Bylaws”), which became effective as of the Effective Time. Copies of the Certificate of Incorporation and the By-laws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the Certificate of Incorporation and the general effect of the Certificate of Incorporation and the Bylaws upon the rights of holders of the Surviving Company’s capital stock are included in the Proxy Statement/Prospectus under the section titled “Description of the Surviving Company’s Securities” beginning on page 324 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Closing, the Board approved and adopted a new Code of Ethics applicable to the Surviving Company’s directors, officers, and employees. A copy of the Code of Ethics can be found in the investor relations section of the Surviving Company’s website at www.zapata.ai.

Item 5.06.	Change in Shell Company Status

As a result of the Merger, the Surviving Company ceased to be a shell company upon the closing of the Merger. The material terms of the Merger are described in the sections titled “Proposal No. 3—The Merger Proposal—The Business Combination Agreement” beginning on page 135 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The Audited Financial Statements of the SPAC as of and for the year ended December 31, 2023 and 2022 and the related notes are included in the Annual Report on Form 10-K of the SPAC filed with the SEC on March 25, 2024, and are incorporated herein by reference.

The audited consolidated financial statements of Zapata as of and for the years ended December 31, 2023 and 2022 and the related notes thereto are filed herewith as Exhibit 99.1 and incorporated herein by reference.

Also included herewith as Exhibit 99.3 and incorporated herein by reference is the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Zapata for the years ended December 31, 2023 and 2022.

(b)	Pro Forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2023 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(c)	Exhibits

Exhibit Number	Exhibit Description

2.1	Business Combination Agreement, dated as of September 6, 2023, by and among the SPAC, Tigre Merger Sub, Inc. and Zapata Computing, Inc. (incorporated by reference to Exhibit 2.1 to the Surviving Company’s Current Report on Form 8-K filed on September 6, 2023)

3.1	Certificate of Incorporation of Zapata Computing Holdings Inc.

3.2	Bylaws of Zapata Computing Holdings Inc.

4.1	Public Warrant Agreement, dated as of January 12, 2022, by and between Andretti Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the SPAC on January 19, 2022)

4.2	Private Warrant Agreement, dated as of January 12, 2022, by and between Andretti Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the SPAC on January 19, 2022)

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the SPAC’s Registration Statement on Form S-1 filed by the SPAC on December 17, 2021)

10.1	Amended and Restated Sponsor Support Agreement (incorporated by reference to Annex B to the SPAC’s Registration Statement on Form S-4 filed by the SPAC on October 27, 2023)

10.2	Form of Lock-Up Agreement (Common Stockholders), dated as of September 6, 2023, by and among the Company and certain security holders (incorporated by reference to Annex A-E-1 to the SPAC’s Registration Statement on Form S-4 filed by the SPAC on October 27, 2023)

10.3	Form of Lock-Up Agreement (Preferred Stockholders), dated as of September 6, 2023, by and among the Company and certain security holders (incorporated by reference to Annex A-E-2 to the SPAC’s Registration Statement on Form S-4 filed by the SPAC on October 27, 2023)

10.4	Amended and Restated Registration Rights Agreement, dated as of September 6, 2023, by and among the Company and certain security holders

10.5†	Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan

10.6†	Form of Incentive Stock Option Agreement under the Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan

10.7†	Form of Nonstatutory Stock Option Agreement under the Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan

10.8†	Form of Restricted Stock Unit Award Agreement under the Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan

10.9†	Zapata Computing Holdings Inc. 2024 Employee Stock Purchase Plan

10.10†	Zapata Computing, Inc. 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.11	Lease, dated May 30, 2019, by and between BP Federal Street LLC and Zapata Computing, Inc. (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

Exhibit Number	Exhibit Description

10.12	Sublease Consent Agreement, dated August 5, 2022, by and among 1239079 Ontario Limited, EQ Building Performance, Zapata Computing Canada, Inc. and Zapata Computing, Inc. (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.13†	Employment Agreement, dated as of March 15, 2018, by and between Zapata Computing, Inc. and Christopher Savoie (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.14†	Offer Letter, dated January 21, 2021, by and between Zapata Computing, Inc. and Mimi Flanagan (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.15†	Amended and Restated Employment Agreement, dated June 1, 2019, by and between Zapata Computing, Inc. and Yudong Cao (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.16†	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

10.17	Managed Services Agreement, dated October 1, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.18	Amendment No. 1 to Managed Services Agreement, dated as of October 10, 2023, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, LLC (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.19	Zapata Enterprise Solution Subscription Agreement, dated February 10, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, Inc. (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.20	Sponsorship Agreement, dated February 10, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, Inc. (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.21	First Amendment to Sponsorship Agreement, dated May 21, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, Inc. (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.22	Technology Investment Agreement by and between Zapata Computing, Inc. and The Defense Advanced Research Projects Agency, dated as of March 1, 2022 (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

10.23	Purchase Order Number A000746416 by and between Zapata Computing, Inc. and L3Harris Technologies, Inc., dated as of November 1, 2023 (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

Exhibit Number	Exhibit Description

10.24	Senior Secured Note Purchase Agreement, dated as of December 15, 2023, by and among Zapata Computing, Inc., Zapata Government Services, Inc., the individuals and entities who become parties thereto and Acquiom Agency Services LLC in its capacity as collateral agent

10.25	Security Agreement, dated as of December 15, 2023, by and between Zapata Computing Inc., Zapata Government Services, Inc. and Acquiom Agency Services LLC in its capacity as collateral agent (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

10.26	Purchase Agreement, dated as of December 19, 2023, among Andretti Acquisition Corp., Zapata Computing, Inc. and Lincoln Park Fund, LLC (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

10.27	Registration Rights Agreement, dated as of December 19, 2023, among Andretti Acquisition Corp., Zapata Computing, Inc. and Lincoln Park Fund, LLC (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

10.28	Confirmation of an OTC Equity Prepaid Forward Transaction, dated as of March 25, 2024, among Andretti Acquisition Corp., Zapata Computing, Inc. and Sandia Investment Management LP, acting on behalf of certain funds (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the SPAC on March 26, 2024)

10.29	FPA Funding Amount PIPE Subscription Agreement, dated as of March 25, 2024, among Andretti Acquisition Corp., Zapata Computing, Inc. and Sandia Investment Management LP, acting on behalf of certain funds (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the SPAC on March 26, 2024)

10.30	Promissory Note, dated January 28, 2021, issued to the Sponsor (incorporated by reference to the Exhibit 10.1 filed with the SPAC’s registration statement on Form S-1 filed by the Registrant on December 17, 2021).

10.31	Promissory Note, dated January 25, 2023, issued to the Sponsor (incorporated by reference to the Exhibit 10.1 filed with the Company’s current report on Form 8-K filed by the Registrant on March 27, 2023).

10.32	Promissory Note, dated March 21, 2023, issued to William M. Brown (incorporated by reference to the Exhibit 10.1 filed with the Company’s current report on Form 8-K filed by the Registrant on March 27, 2023).

10.33	Promissory Note, dated March 21, 2023, issued to Michael M. Andretti (incorporated by reference to the Exhibit 10.1 filed with the Company’s current report on Form 8-K filed by the Registrant on March 27, 2023).

10.34	Promissory Note, dated March 21, 2023, issued to William J. Sandbrook (incorporated by reference to the Exhibit 10.1 filed with the Company’s current report on Form 8-K filed by the Registrant on March 27, 2023).

10.35	Deferred Payment Agreement, dated March 28, 2024, by and among Zapata Computing Holdings Inc. (f/k/a Andretti Acquisition Corp.), Andretti Sponsor LLC, Michael M. Andretti, William J. Sandbrook and William M. Brown.

10.36	Order Form to Zapata Enterprise Solution Subscription Agreement, dated March 28, 2024, by and between Zapata Computing Holdings Inc. and Andretti Autosport Holding Company, LLC.

10.37	Sponsorship Agreement, dated March 28, 2024, by and between Zapata Computing Holdings Inc. and Andretti Autosport 1, LLC.

16.1	Letter from Marcum LLP to the Commission

21.1	List of Subsidiaries

99.1	Audited consolidated financial statements of Zapata for the year ended December 31, 2023.

99.2	Unaudited pro forma condensed consolidated combined financial information for the year ended December 31, 2023.

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Zapata for the years ended December 31, 2022 and 2023.

104	Cover Page Interactive Data File

†	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPATA COMPUTING HOLDINGS INC.

By:	/s/ Christopher Savoie
Name:	Christopher Savoie
Title:	Chief Executive Officer

Date: April 2, 2024